Exhibit 99.1

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated October 26, 2015 to the Board of Directors of TriVascular Technologies, Inc. (the “Company”) included in Annex C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Amendment No. 1 to Form S-4 relating to the proposed merger of the Company and a wholly owned subsidiary of Endologix, Inc., and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ William Thiessen
Name: William Thiessen
Title: Managing Director

December 17, 2015